DEMAND DEPOSIT ACCOUNT
                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT dated this 15th day of May, 1997 between AMERICAN UNITED GLOBAL, INC., a Delaware corporation having an address at 11130 N.E. 33rd Place, Suite 250, Bellevue, Washington, 98004 ("Pledgor") and North Fork Bank, a New York banking corporation having an address at 245 Love Lane, Mattituck, New York 11952 ("Pledgee") (Pledgor and Pledgee are collectively referred to herein as the "Parties").

      WHEREAS, the Parties have simultaneously herewith entered into a certain loan transaction (the "Loan") evidenced, in part, by a certain secured standby letter of credit in the principal amount of $4,400,000 and a certain revolving credit loan note in the principal amount of $10,000,000; and

      WHEREAS, the Pledgor has assumed under the terms of said loan transaction certain obligations (the "Obligations") including, but not limited to, the payment of all sums due to Pledgee under the terms of the Loan;

      WHEREAS, the Pledgor has agreed to secure the performance of the Obligations, in part, by the Pledge set forth herein;

      NOW, THEREFORE, in consideration of the Loan and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

      1. Pledgor hereby pledges, assigns and delivers to Pledgee all sums maintained or to be maintained by the Borrower in that certain Demand Deposit Account in the name of the borrower at the Bank, account number ________, together with a continuing valid and binding first security interest in same (collectively referred to herein as the "Collateral").

      2. In connection with the Pledge evidenced hereby, Pledgor warrants and represents to Pledgee as follows:

                  a) Pledgor is the owner and holder of the Collateral and has not previously hereto pledged, assigned or delivered any interest in the Collateral to any person or entity for any purpose or reaso

                  c) The Pledge evidenced hereby is not prohibited or in any way limited by the terms of the Collateral nor by any other instrument or document, nor is any consent required in connection with same.

                  d) The Collateral is freely transferable by the Pledgor and are not subject to any restriction of any type of kind that would prohibit this pledge or the liquidation, sale and/or transfer thereof by the Pledgee pursuant to the terms hereof.

      3. Notwithstanding the effective and immediate Pledge evidenced hereby, the Pledgor may, absent a default under the Loan, continue to collect and receive all interest, dividends and/or payments payable to the Pledgor under the Collateral.

      4. The Pledgee is hereby authorized to cause the Collateral to be identified as subject to this Pledge in such manner as the Pledgee may determine, and this shall be full authority for the Pledgee to make such identification or transfer.

      5. Upon default under the Loan, the Pledgee may immediately thereafter undertake to collect and receive all of the Collateral.

      6. The Pledgee is hereby appointed and constituted as attorney-in-fact for the Pledgor for all purposes relative to the within Pledge Agreement.

      7. Notwithstanding anything to the contrary set forth herein, the Bank may, upon five (5) days prior written notice to the Pledgor liquidate, sell and/or transfer the Collateral at then current value, in the event an Event of Default occurs under the Loan.

      8. Upon written request therefor, the Pledgor shall provide to the Pledgee all documentation and/or information necessary to further evidence or effectuate the within Pledge Agreement.

      9. Upon collection or receipt of any monies by the Pledgee from the transfer, sale and/or other disposition of the Collateral, the Pledgee shall thereafter apply the net proceeds of same (after the payment of all costs and expenses, including reasonable legal fees of the Pledgee) first to any accrued but unpaid late charges or interest under the Loan and then to the outstanding principal balance thereof.

      10. No failure or delay on the part of the Pledgee to exercise the rights and entitlements granted to it herein shall operate as a waiver thereof. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law or by any other written agreement. Neither this Pledge Agreement nor the provisions hereof can be modified, waived or terminated except by a written instrument executed by the Parties. The Pledgee shall have no liability to the Pledgor hereunder for any action or actions taken by the Pledgee hereunder, provided such action or actions taken by the Pledgee hereunder are undertaken pursuant to the terms of this agreement and in a commercially reasonable manner. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, legal representatives and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      11. Any event of default under those documents evidencing tand delivered this Agreement on the date first above written.

                                         AMERICAN UNITED GLOBAL, INC.


                                     By:
                                         ------------------------------------
                                         ROBERT RUBIN
                                         Chairman, CEO

                                         NORTH FORK BANK


                                     By:
                                         ------------------------------------
                                         Sonya Morlock
                                         Assistant Vice President

STATE OF NEW YORK  )
                   )  SS:
COUNTY OF SUFFOLK  )

      On the 15th day of May, 1997, before me personally came ROBERT RUBIN, to me known, who being by me duly sworn, did depose and say that he resides at 25 Highland Boulevard, Dix Hills, New York 11746; that he is the Chairman, CEO of AMERICAN UNITED GLOBAL, INC. which corporation executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of same.


                                          -----------------------------
                                          NOTARY PUBLIC


STATE OF NEW YORK  )
                   )  SS:
COUNTY OF SUFFOLK  )

      On the 15th day of May, 1997, before me personally came Sonya Morlock, to me known, who being by me duly sworn did depose and say that she has an address at c/o 275 Broad Hollow Road, Melville, New York that she is an Assistant Vice President of NORTH FORK BANK, the corporation described in and which executed the foregoing instrument and that she signed her name thereto by order of the Board of Directors of said corporation.


                                          -----------------------------
                                          NOTARY PUBLIC

                          CUSTODIAL COLLATERAL ACCOUNT
                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT dated this 15th day of May, 1997 between AMERICAN UNITED GLOBAL, INC., a Delaware corporation having an office for the transaction of business at 11130 N.E. 33rd Place, Suite 250, Bellevue, Washington 98004 ("Pledgor") and North Fork Bank, a New York banking corporation having an address at 245 Love Lane, Mattituck, New York 11952 ("Pledgee") (Pledgor and Pledgee are collectively referred to herein as the "Parties").

      WHEREAS, the Parties have simultaneously herewith entered into a certain loan transaction (the "Loan") evidenced, in part, by a secured standby letter of credit in the principal amount of $4,400,000 and a certain revolving credit loan note in the principal amount of $10,000,000; and

      WHEREAS, the Pledgor has assumed under the terms of said loan transaction certain obligations (the "Obligations") including, but not limited to, the payment of all sums due to Pledgee under the terms of the Loan;

      WHEREAS, the Pledgor has agreed to secure the performance of the Obligations, in part, by the Pledge set forth herein;

      NOW, THEREFORE, in consideration of the Loan and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

      1. Pledgor hereby pledges, assigns and delivers to Pledgee all sums maintained or to be maintained by the Borrower in that certain Custodial Collateral Account in the name of the Borrower at the Bank, account ________________________________ together with a continuing valid and binding first security interest in same (collectively referred to herein as the "Collateral").

      2. In connection with the Pledge evidenced hereby, Pledgor warrants and represents to Pledgee as follows:

            a) Pledgor is the owner and holder of the Collateral and has not previously hereto pledged, assigned or delivered any interest in the Collateral
to any person or entity for any purpose                     ($      /share);

            c) The pledge evidenced hereby is not prohibited or in any way limited by the terms of the Collateral nor by any other instrument or document, nor is any consent required in connection with same.

            d) The Collateral is freely transferable by the Pledgor and are not subject to any restriction of any type of kind that would prohibit this pledge or the liquidation, sale and/or transfer thereof by the Pledgee pursuant to the terms hereof.

      3. Notwithstanding the effective and immediate Pledge evidenced hereby, the Pledgor may, absent a default under the Loan, continue to collect and receive all interest, dividends and/or payments payable to the Pledgor under the Collateral.

      4. The Pledgee is hereby authorized to cause the Collateral to be identified as subject to this Pledge in such manner as the Pledgee may determine, and this shall be full authority for the Pledgee to make such identification or transfer.

      5. Upon default under the Loan, the Pledgee may immediately thereafter undertake to collect and receive all of the Collateral.

      6. The Pledgee is hereby appointed and constituted as attorney-in-fact for the Pledgor for all purposes relative to the within Pledge Agreement.

      7. Notwithstanding anything to the contrary set forth herein, the Bank may, upon five (5) days prior written notice to the Pledgor liquidate, sell and/or transfer the Collateral at then market value, in the event an Event of Default occurs under the Loan.

      8. Provided an Event of Default has not occurred, the Pledgor shall have the right to receive all stock dividends, together with any new or additional securities issued with respect to the Collateral, together with the right to receive any distribution upon dissolution and liquidation of the issuer of the Collateral. Securities maintained by the Borrower in the subject account shall be high grade commercial paper with ratings of not less than P1 (Moodys) and A1 (Standard & Poors) or United States Treasury Securities. Commercial paper held in said account shall have a maximum tenor of two hundred seventy (270) days. During the term of the Loan, the Pledgee shall permit the purchase, sale or transfer of certain of the Collateral at the direction of the Pledgor or its designee provided that in any such event the Bank shall receive substitute collateral acceptable to the Bank of equal or greater rating and value.

      9. Upon written request therefor, the Pledgor shall provide to the Pledgee all documentation and/or information necessary to further evidence or effectuate the within Pledge Agreement.

      10. Upon collection or receipt of any monies by the Pledgee from the transfer, sale and/or other disposition of the Collateral, the Pledgee shall thereafter apply the net proceeds of same (after the payment of all costs and expenses, including reasonable legal fees of the Pledgee) first to any accrued but unpaid late charges or interest under the Loan and then to the outstanding principal balance thereof.

      11. No failure or delay on the part of the Pledgee to exercise the rights and entitlements granted to it herein shall operate as a waiver thereof. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law or by any other written agreement. Neither this Pledge Agreement nor the provisions hereof can be modified, waived or terminated except by a written instrument executed by the Parties. The Pledgee shall have no liability to the Pledgor hereunder for any action or actions taken by the Pledgee hereunder, provided such action or actions taken by the Pledgee hereunder are undertaken pursuant to the terms of this agreement and in a commercially reasonable manner. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, legal representatives and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      12. Any event of default under those documents evidencing the Loan shall be an event of default hereunder.

      IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first above written.

                                       AMERICAN UNITED GLOBAL, INC.


                                   By:
                                       -------------------------------------
                                       ROBERT RUBIN
                                       Chairman, CEO

                                       NORTH FORK BANK

By:____York 11746; that he is the Chairman, CEO of AMERICAN UNITED GLOBAL, INC. which corporation executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of same.


                                   ------------------------------------------
                                   Notary Public


STATE OF NEW YORK )
                  ) SS:
COUNTY OF SUFFOLK )

      On the 15th day of May, 1997, before me personally came Sonya Morlock, to me known, who being by me duly sworn did depose and say that she has an address at c/o 275 Broad Hollow Road, Melville, New York that she is an Assistant Vice President of NORTH FORK BANK, the corporation described in and which executed the foregoing instrument and that she signed her name thereto by order of the Board of Directors of said corporation.


                                       ---------------------------------
                                       NOTARY PUBLIC